SCHEDULE B
RULE 10f 3 REPORT FORM
Record of Securities Purchased
Under the Optimum Fund Trusts Rule
10f 3 Procedures
 (Sub Adviser Name)

1. Name of Fund: Optimum Small Cap
Growth

2. Name of Issuer: MetroPCS
Communications, Inc.

3. Underwriter from whom purchased:
Bear Stearns

Affiliated Underwriter managing or
participating in underwriting
syndicate:  Bank of America
Securities LLC

4. Aggregate principal amount of
purchase by all investment
companies advised by the
   Adviser: $5,750,000

5. Aggregate principal amount of
offering: $1,150,000,000

6. Purchase price (net of fees and
expenses): $23.00

7. Offering price at close of first
day on which any sales were made:
$23.00

8. Date of Purchase:
4/18/2007__________________________
__________________________

9. Date offering commenced:
4/18/2007__________________________
________________

10. Commission, spread or profit:
_____________%	$0.65 / share

11. Have the following conditions
been satisfied?
		Yes 	No


a.   The securities are:

                part of an issue
registered under the Securities Act
of 1933
                which is being
offered to the public;
                part of an issue of
Government Securities;
                Eligible Municipal
Securities;
                sold in an Eligible
Foreign Offering; OR
                sold in an Eligible
Rule 144A Offering?
      (See Rule 10f 3 Procedures
for definitions of defined terms
used
      herein.)


__X__    _____
             _____    _____
             _____    _____
            _____    _____
            _____    _____





b. (1) The securities were
purchased prior to the end of the
first day on  which any sales were
made, at a price that is not more
than the price paid by each other
purchaser of securities in that
offering or in any concurrent
offering of the securities (except,
in the case of an Eligible Foreign
Offering, for any rights to
purchase that are required by law
to be granted to existing security
holders of the issuer); OR




            __X__    _____
(2) If the securities to be
purchased were offered for
subscription  upon exercise of
rights, such securities were
purchased on or before the fourth
day preceding the day on which the
rights offering terminates?



            _____    _____
c. The underwriting was a firm
commitment underwriting?

            __X__    _____
d. The commission, spread or profit
was reasonable and fair in relation
to that being received by others
for underwriting similar securities
during the same period?



            __X___    _____
e. The issuer of the securities,
except for Eligible Municipal
Securities, and its predecessors
has been in continuous operation
for not less than three years?



            __X___    _____
f. (1) The amount of the
securities, other than those sold
in an Eligible Rule 144A Offering
(see below), purchased by all of
the investment companies advised by
the Adviser and any purchases by
another account with respect to
which the Adviser has investment
discretion if the Adviser exercised
such discretion with respect to the
purchase, did not exceed 25% of the
principal amount of the offering;
OR

(2) If the securities purchased
were sold in an Eligible Rule 144A
Offering, the amount of such
securities purchased by all of the
investment companies advised by the
Adviser and any purchases by
another account with respect to
which the Adviser has investment
discretion if the Adviser exercised
such discretion with respect to the
purchase, did not exceed 25% of the
total of:

(i) The principal amount of the
offering of such class sold by
underwriters or members of the
selling syndicate to qualified
institutional buyers, as defined in
Rule 144A(a)(1), plus

(ii) The principal amount of the
offering of such class in any
concurrent public offering?






            __X___    _____













            _____    _____








g.    (1) No affiliated underwriter
of the Purchasing Fund was a direct
or indirect participant in or
beneficiary of the sale; OR

(2) With respect to the purchase of
Eligible Municipal Securities, such
purchase was not designated as a
group sale or otherwise allocated
to the account of an affiliated
underwriter?








            __X___    _____



            _____    _____
h. Information has or will be
timely supplied to an appropriate
officer of   the Trust for
inclusion on SEC Form N SAR and
quarterly reports to the Trusts
Board of Trustees?



            __X___    _____

All purchases described in this
report were executed in compliance
with Rule 10f 3 and the Rule 10f 3
procedures adopted by the Board of
Trustees of Optimum Fund Trust.

I have submitted these answers and
completed this form based on all
available information.

Name: Patrick
Cunningham_________________________
________________

Title: Senior Compliance
Officer____________________________
_________


Date: July 23,
2007_______________________________
___________